Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-70426, 333-40026, 333-104830, 333-113419 and 333-115982), Form S-8 (File No. 333-86338, 333-95529, 333-95551, 333-49489, 33-33322, 33-46928 and 33-46929), and Form S-1 (File No. 333-126079) of HEI, Inc. and subsidiaries of our report dated November 6, 2006, which appears on page 61 of this annual report on Form 10-K for the year ended September 2, 2006.

/s/  VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota
November 28, 2006